Exhibit 99.1

The Growth for Good Acquisition Corporation Announces Pricing of $220 Million Initial Public Offering

NEW YORK--(BUSINESS WIRE)--The Growth for Good Acquisition Corporation (“Growth for Good” or the “Company”), a newly formed and differentiated blank check company, today announced the pricing of its initial public offering of 22,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”), trading under the ticker symbol “GFGDU” beginning December 10, 2021. The offering is expected to close on December 14, 2021, subject to the satisfaction of customary closing conditions.

Growth for Good is led by Ms. Yana Watson Kakar, Chief Executive Officer, a seasoned executive and recognized leader in sustainable and socially responsible business and the Global Managing Partner Emeritus of Dalberg Advisors. Ms. Watson Kakar is joined by Mr. Vikram Gandhi, Chair of the Board of Directors, and Dr. Celeste Clark, Chair of the Advisory Board. Mr. Gandhi formerly served as Vice Chairman of Investment Banking and the Global Head of the Financial Institutions Business for Credit Suisse, as well as Co-Head of Global FIG for Morgan Stanley. Mr. Gandhi currently acts as a Senior Lecturer of Business Administration at Harvard Business School, where he recently co-created the sustainable investing curriculum. Dr. Clark formerly served as Senior Vice President and Chief Sustainability Officer at Kellogg Company (NYSE: K) and currently serves as a member of the board of directors of the Wells Fargo Company (NYSE: WFC), Hain Celestial (NASDAQ: HAIN), Kate Farms, Inc., and Prestige Foods.

The Growth for Good team is further supported by venture capitalists, public market executives and investors, and leaders with significant buy- and sell-side experience in the execution of mergers and transactions. They include management team members David Birnbaum and Rahul Kakar, independent directors Isabelle Freidheim and Alexander Roetter, and advisory board members Christopher Bradley and Martin Aares.

Growth for Good was established for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities that have strong business fundamentals, high growth potential, and a mission of positively impacting the environment and society.

Each unit consists of one Class A ordinary share, one right and one-half of one redeemable warrant. Each right entitles the holder thereof to receive one-sixteenth (1/16) of one Class A ordinary share upon the consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares, rights and redeemable warrants are expected to be listed on the Nasdaq under the symbols “GFGD,” “GFGDR” and “GFGDW” respectively.

Credit Suisse Securities (USA) LLC and Barclays Capital Inc. are acting as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,300,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus, when available, may be obtained for free from the offices of Credit Suisse Securities (USA) LLC at Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 888-603-5847, or by email at Barclaysprospectus@broadridge.com.

On December 9, 2021, the registration statement relating to the securities became effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Growth for Good Acquisition Corporation

The Growth for Good Acquisition Corporation is a newly formed and differentiated blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. It intends to focus on inclusive and environmentally sustainable companies with strong business fundamentals and high growth potential, where it believes its management team, board members and advisors have a competitive advantage based on their prior experiences and investments.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Courtney Lang Hutchison

VP, Investments

contact@g4ginvestment.com